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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2000

                           ORBITAL IMAGING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                      333-49583              54-1660268
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(State or other Jurisdiction of       (Commission File        (I.R.S. Employer
 Incorporation or Organization)             Number)          Identification No.)

                            21700 Atlantic Boulevard
                             Dulles, Virginia 20166
                                 (703) 406-5800
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)


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ITEM 5.  OTHER EVENTS

RECENT DEVELOPMENTS

Contractual Developments.

       On June 29, 2000, we terminated our amended stock purchase agreement with Orbital Sciences Corporation ("Orbital"). Under the amended stock purchase agreement, Orbital was required to purchase up to 1.25 million shares of our common stock at $10 per share in minimum $5 million increments subject to certain cash level thresholds (and up to 2.5 million shares of common stock in the event of certain OrbView-3 and -4 launch delays). The agreement also provided for a dollar-for-dollar reduction in Orbital's investment commitment to the extent we raised additional debt or equity capital.

       On June 29, 2000 we also entered into an amendment of our satellite procurement agreement with Orbital, requiring Orbital to refund $20 million we previously paid under the agreement on January 31, 2001. Orbital will reinvoice us for this amount on the earlier of nine months after the launch of OrbView-4 or six months after the launch of OrbView-3, but in no event earlier than November 30, 2001. The refund would not be reduced if we raise additional capital. The amended procurement agreement also requires Orbital to pay us a cash penalty of $2.5 million if OrbView-4 is not launched by May 31, 2001, and an additional $2.5 million cash penalty if neither OrbView-3 nor OrbView-4 is launched by July 31, 2001. The amendment also deletes a provision in the procurement agreement that reduced the agreement's contract value to Orbital by up to $5 million in the event of certain OrbView-3 and -4 launch delays.

       Contemporaneously with the transactions described above, we also entered into an agreement with Orbital under which Orbital has agreed to broker a renegotiation of our RadarSat-2 license agreement with MacDonald, Dettweiler & Associates, Ltd., Orbital's Canadian subsidiary ("MDA"), which may result in a reduction in our RadarSat-2 license fee and system operation payments to MDA in exchange for a reduction in our current worldwide exclusive distribution territory. If we successfully renegotiate the terms of the RadarSat-2 license, then Orbital's obligation to refund us $20 million under the amended procurement agreement (described above) would terminate.

RadarSat-2 Developments.

       MDA recently announced that the launch of the RadarSat-2 satellite has been delayed from late 2002 until 2003.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 13, 2000                     ORBITAL IMAGING CORPORATION





                                         By: /s/ Gilbert D. Rye
                                            ------------------------------------
                                            Gilbert D. Rye, President
                                            and Chief Executive Officer

                                         By: /s/ Armand D. Mancini
                                            ------------------------------------
                                            Armand D. Mancini, Vice President
                                            and Chief Financial Officer




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